UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2015

Millennium Investment & Acquisition Co Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

811-22156
(Commission File Number)

20-4531310
(IRS Employer Identification No.)

301 Winding Road
Old Bethpage, NY 11804
 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Engagement of Marks Paneth LLP

As previously disclosed by the Company in its Current Report on Form 8-K filed on November 20, 2014, Millennium Investment & Acquisition Company, Inc. (the “Company”) received the resignation of CohnReznick LLP (“CRZ”) as the Company’s independent registered public accounting firm.

On January 5, 2015, the Company’s Audit Committee selected, and the Company’s Board of Trustees ratified the engagement of, Marks Paneth LLP (“MP”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014, and on January 10, 2015, the Company completed the process of engaging MP in such capacity.

During the fiscal years ended December 31, 2014, 2013 and 2012 and the subsequent interim period prior to engaging MP, neither the Company nor anyone acting on the Company’s behalf consulted MP regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of SEC Regulation S-K and the related instructions to that item) or a reportable event (as defined in paragraph (a)(1)(v) of Item 304 of SEC Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Investment & Acquisition Company, Inc.

Date: January 13, 2015	By:	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer